EXHIBIT 99.3

N E W S B U L L E T I N FROM:	RE:	15301 Ventura Blvd., Bldg B, Suite 300 Sherman Oaks, CA 91403 (818) 662-9800 NYSE: SZ

FOR FURTHER INFORMATION:

AT THE COMPANY:		AT FINANCIAL RELATIONS BOARD:
Keith Wall	Kim Forster	Linda Chien	Tricia Ross
Vice President and CFO	Vice President, Planning	General Information	Investor/Analyst Contact
(818) 662-9800	(818) 662-9800	(310) 407-6547	(310) 407-6540

FOR IMMEDIATE RELEASE

November 10, 2003

WORLDWIDE RESTAURANT CONCEPTS, INC. ANNOUNCES

UPCOMING SECOND QUARTER CONFERENCE CALL

SHERMAN OAKS, Calif.—November 10, 2003—Worldwide Restaurant Concepts, Inc. (NYSE: SZ) today announced that members of the public are invited to listen to the Company’s live quarterly call on the Internet, on Monday, November 24, 2003 at 8:00 AM PT / 11:00 AM ET. The call will feature Charles Boppell, President and CEO of the Company, and Keith Wall, CFO, in a discussion of second quarter financial results and operating developments.

Financial results will be released over the news wires before the market opens on Monday, November 24, 2003. The public will have the opportunity to listen to the live conference call over the Internet through the Company’s Web site at www.wrconcepts.com or through CCBN at www.fulldisclosure.com. For those who cannot listen to the live broadcast, a replay of the webcast will be available shortly after the call.

About Worldwide Restaurant Concepts

Worldwide Restaurant Concepts, Inc. operates, franchises or joint ventures 317 Sizzler® restaurants worldwide, 112 KFC® restaurants primarily located in Queensland, Australia, and 21 Pat & Oscar’s® restaurants.

To the extent that certain statements contained in this document may be deemed under federal securities laws to be forward-looking statements, Worldwide Restaurant Concepts intends that they be subject to the safe-harbor applicable to forward-looking statements under such laws.

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Financial Relations Board serves as financial relations counsel to this company, is acting on the company’s behalf in issuing this bulletin and receiving compensation therefor.

The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.